Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Dynegy.  The historical data provided for the year ended December 31, 2013, and as of and for the nine months ended September 30, 2014 are derived from our audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements.

The unaudited pro forma condensed combined statements of operations are presented for the fiscal year ended December 31, 2013, and for the nine months ended September 30, 2014.  The unaudited pro forma condensed combined balance sheet is presented as of September 30, 2014.  The Pro Forma Financial Information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Dynegy’s Annual Report on Form 10-K for the year ended December 31, 2013, Dynegy’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 in addition to the financial statements of the Duke Midwest Generation Business, and the combined financial statements of EquiPower and its subsidiaries and Brayton and its subsidiary for the same periods, as included in Dynegy’s Current Report on Form 8-K filed on October 6, 2014.

The pro forma adjustments, as described in the notes to the unaudited pro forma condensed combined financial statements, are based on currently available information.  Management believes such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below.  The unaudited pro forma condensed combined balance sheet reflects the impact of the Equity Offerings, the Debt Financing, and the Pending Acquisitions (all described below) as if they had been completed on September 30, 2014.  The unaudited pro forma condensed combined statements of operations give effect to the events and transactions below as if they had been completed on January 1, 2013, and only include adjustments which have an ongoing impact.  The Pro Forma Financial Information does not purport to represent what our actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of our future financial condition or consolidated results of operations.

•                  AER Acquisition.  On December 2, 2013, pursuant to the terms of the agreement (the “AER Transaction Agreement”) between our wholly-owned subsidiary, Illinois Power Holdings (“IPH”), and Ameren Corporation, IPH completed its acquisition of New Ameren Energy Resources, LLC (“AER”) for no cash or stock consideration (the “AER Acquisition”), and did not include AER’s gas-fired power generation facilities: Elgin, Gibson City and Grand Tower (the “Put Assets”).

As noted in “Note 3—Merger and Acquisitions” in our Annual Report on Form 10-K for the year ended December 31, 2013, we recorded the assets acquired and liabilities assumed at their provisional fair values on the acquisition date.  As of June 30, 2014, we completed our valuations, which resulted in immaterial changes to the provisional fair values previously recorded.

•                  Common Stock Offering.  We conducted a $698 million public offering of our common stock on October 14, 2014.  In addition, $47 million of common stock was purchased by the underwriters upon exercise of the Underwriters’ Option in November 2014 (together, the “Common Stock Offering”).

•                  Mandatory Convertible Preferred Stock Offering.  We also conducted a $400 million public offering of our Series A Mandatory Convertible Preferred Stock on October 14, 2014 (the “Mandatory Convertible Preferred Stock” or the “Mandatory Convertible Preferred Stock Offering” and combined with the Common Stock Offering, the “Equity Offerings”).  The proceeds of the Equity Offerings will be used to fund a portion of the Duke Midwest Acquisition and a portion of the EquiPower Acquisition (as described below).

•                 Debt Financing.  Subsequent to the Equity Offerings, we issued $5.1 billion in aggregate principal amount of unsecured debt at a weighted average interest rate of 7.18% (the “Debt Issuance” or the “Debt” and, together with the Bridge Financing Agreement (as described below), the “Debt Financing”).  Approximately $2 billion of the Debt was issued by Dynegy Finance I, Inc. (the “Duke Escrow Issuer”), the proceeds of which were deposited into an escrow account to be used to finance a portion of the Duke Midwest Acquisition (as described below).  Approximately $3.1 billion of the Debt was issued by Dynegy Finance II, Inc. (the “EquiPower Escrow Issuer”), the proceeds of which were deposited into an escrow account to be used to finance a portion of the EquiPower Acquisition.  Concurrently with the closing of the Duke Midwest Acquisition (as described below), the Duke Escrow Issuer will merge with and into Dynegy, and Dynegy will become the obligor on the Debt issued by the Duke Escrow Issuer.  Concurrently with the closing of the EquiPower Acquisition (as described below), the EquiPower Escrow Issuer will merge with and into Dynegy, and Dynegy will become the obligor on the Debt issued by the EquiPower Escrow Issuer.

•                 Duke Midwest Acquisition.  As previously disclosed in our Current Report on Form 8-K, filed on August 26, 2014, our wholly-owned subsidiary, Dynegy Resources I, LLC, entered into a Purchase and Sale Agreement, dated as of August 21, 2014 (the “Duke Midwest Purchase Agreement”), with Duke Energy Corporation (“Duke”) and certain of Duke’s subsidiaries.  Pursuant to the Duke Midwest Purchase Agreement, we intend to acquire certain of Duke’s facilities located in the Midwest and Duke’s retail business (the “Duke Midwest Assets”) for a purchase price of $2.8 billion in cash, subject to certain adjustments (the “Duke Midwest Acquisition”).  The Duke Midwest Acquisition is treated as an asset acquisition for tax purposes.

•                 EquiPower Acquisition.  As previously disclosed in our Current Report on Form 8-K, filed on August 26, 2014, our wholly-owned subsidiary, Dynegy Resources II, LLC, entered into two agreements, each dated as of August 21, 2014 (collectively, the “EquiPower Purchase Agreement”), with Energy Capital Partners, LP and certain of its subsidiaries and related entities.  Pursuant to the EquiPower Purchase Agreement, we intend to acquire all of the outstanding membership interests of EquiPower Resources Corp. (“ERC”) and Brayton Point Holdings, LLC (“Brayton”) for a purchase price of $3.25 billion in cash and $200 million of our common stock, subject to certain adjustments (the “EquiPower Acquisition” and, together with the Duke Acquisition, the “Pending Acquisitions”, or individually, the “Pending Acquisition”).  Neither the Duke Midwest Acquisition nor the EquiPower Acquisition is conditioned upon the other.  The EquiPower Acquisition is treated as a purchase of stock for tax purposes.

In addition, Dynegy has a commitment with a consortium of banks to execute a revolver (the “Revolver”) upon the closing of each Pending Acquisition, which will expand the credit available to us by up to $950 million ($600 million for the Duke Midwest Acquisition and $350 million for the EquiPower Acquisition).

While we consider all of the intended transactions above to be probable, it is possible that either or both of the Pending Acquisitions may not occur.  In the event the Duke Midwest Acquisition and/or the EquiPower Acquisition do not close, the Company may re-assess its capital structure and offer to re-purchase certain equity instruments.  Additionally, the Company would be required to repurchase the Debt associated with the unsuccessful Pending Acquisition, at par plus accrued and unpaid interest.  Amounts paid in excess of what is held in escrow would be funded from cash on hand.  Additionally, the Mandatory Convertible Preferred Stock includes a provision that if one of the Pending Acquisitions is terminated or is not consummated by the deadline set forth in the applicable acquisition agreement, we will have the option to redeem some or all of the Mandatory Convertible Preferred Stock at a price per share equal to a minimum of 101% of the issuance price, plus accrued and unpaid dividends to the date of redemption.

The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting for business combinations under U.S. GAAP, whereby we are required to record the assets acquired and liabilities assumed in the Pending Acquisitions at their estimated fair values as of the closing date.  We have not yet completed our analysis of the fair value of these assets and liabilities given the complexities inherent in the valuation; therefore, the purchase price allocation used in the preparation of the unaudited pro forma combined financial statements included herein should be considered preliminary.  Actual results could vary materially from the Pro Forma Financial Information.  In addition, the adjustments related to the Pending Acquisitions do not reflect any of the synergies and cost reductions that may result.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2014
	($ in millions)
	Dynegy As Reported	Equity Offerings		Debt Financing and Revolver		Duke Midwest Acquisition		EquiPower Acquisition		Dynegy Pro Forma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$1,032	$1,109	(a)	$4,977	(c)	$(2,797	)(g)	$(3,184	)(p)	$1,137
Restricted cash	—	—		—		—	(h)	—	(q)	—
Accounts receivable, net	243	—		—		121	(h)	48	(h)	412
Inventory	186	—		—		127	(i)	193	(r)	506
Assets from risk management activities	2	—		—		1	(h)	3	(h)	6
Intangible assets	39	—		—		—	(j)	—	(h)	39
Prepayments and other current assets	89	—		—		101	(k)	57	(s)	247
Total Current Assets	1,591	1,109		4,977		(2,447)		(2,883)		2,347
Property, plant, and equipment, net	3,223	—		—		2,690	(l)	4,300	(t)	10,213
Investment in affiliates	—	—		—		—	(h)	157	(h)	157
Assets from risk management activities	13	—		—		7	(h)	9	(h)	29
Intangible assets	46	—		—		—	(h)	—	(h)	46
Goodwill	—	—		—		—	(h)	—	(u)	—
Deferred income taxes	66	—		—		—	(h)	—	(h)	66
Other long-term assets	108	—		75	(d)	15	(h)	45	(w)	243
Total Assets	$5,047	$1,109		$5,052		$265		$1,628		$13,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	173	—		—		110	(h)	64	(h)	347
Accrued interest	35	—		—		—	(h)	—	(h)	35
Deferred income taxes	66	—		—		—	(h)	—	(h)	66
Intangible liabilities	48	—		—		—	(h)	—	(h)	48
Accrued liabilities and other current liabilities	170	—		—		50	(m)	73	(x)	293
Liabilities from risk management activities	99	—		—		57	(h)	69	(h)	225
Debt, current portion	37	—		—		—	(h)	—	(y)	37
Total Current Liabilities	628	—		—		217		206		1,051
Debt, long-term portion	1,973	—		5,100	(e)	—	(h)	—	(z)	7,073
Other Liabilities
Liabilities from risk management activities	33	—		—		39	(h)	14	(h)	86
Asset retirement obligations	166	—		—		4	(h)	60	(h)	230
Other long-term liabilities	195	—		—		21	(n)	37	(aa)	253
Total Liabilities	2,995	—		5,100		281		317		8,693

Commitments and contingencies

Total Equity	2,052	1,109	(b)	(48	)(f)	(16	)(o)	1,311	(bb)	4,408
Total Liabilities and Equity	$5,047	$1,109		$5,052		$265		$1,628		$13,101

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2013
	($ in millions, except per share amounts)
	Dynegy As Reported	AER Acquisition		Debt Financing, Revolver, and Equity Offerings		Duke Midwest Acquisition		EquiPower Acquisition		Dynegy Pro Forma As Adjusted

Revenues	$1,466	$1,096	(cc)	$—		$1,893	(qq)	$870	(gg)	$5,325
Cost of sales, excluding depreciation expense	(1,145)	(831	)(dd)	—		(1,344	)(rr)	(667	)(gg)	(3,987)
Gross margin	321	265		—		549		203		1,338
Operating and maintenance expense	(308)	(204	)(ee)	—		(261	)(ss)	(119	)(xx)	(892)
Depreciation and amortization expense	(216)	(22	)(ff)	—		(108	)(tt)	(172	)(yy)	(518)
Gain on sale of assets	2	—	(gg)	—		—	(gg)	—	(gg)	2
Impairment	—	—	(hh)	—		—	(gg)	—	(gg)	—
General and administrative expense	(97)	(26	)(ii)	—		(79	)(uu)	—	(gg)	(202)
Acquisition and integration costs	(20)	20	(jj)	—		—	(gg)	—	(gg)	—
Operating (loss) income	(318)	33		—		101		(88)		(272)
Bankruptcy reorganization items, net	(1)	—	(gg)	—		—	(gg)	—	(gg)	(1)
Earnings from unconsolidated investments	2	—	(gg)	—		—	(gg)	(1	)(gg)	1
Interest expense	(97)	(55	)(kk)	(381	)(nn)	—	(vv)	(1	)(zz)	(534)
Loss on extinguishment of debt	(11)	—	(gg)	—		—	(gg)	—	(gg)	(11)
Other income and expense, net	8	—	(gg)	—		—	(gg)	3	(gg)	11
(Loss) income from continuing operations before income taxes	(417)	(22)		(381)		101		(87)		(806)
Income tax benefit (expense)	58	—	(ll)	—	(oo)	—	(ww)	—	(aaa)	58
(Loss) income from continuing operations	(359)	(22)		(381)		101		(87)		(748)
Less: Income (loss) attributable to noncontrolling interest	—	3	(mm)	—		—	(gg)	—	(gg)	3
Net (loss) income attributable to Dynegy Inc. (excluding discontinued operations)	(359)	(25)		(381)		101		(87)		(751)
Less: Preferred stock dividends	—	—		(22	)(pp)	—		—		(22)
Net (loss) income attributable to Dynegy Inc. common shareholders (excluding discontinued operations)	$(359)	$(25)		$(403)		$101		$(87)		$(773)

Basic loss per share from continuing operations excluding discontinued operations available to common shareholders	$(3.59)									$(5.94)
Diluted loss per share from continuing operations excluding discontinued operations available to common shareholders	$(3.59)									$(5.94)

Basic shares outstanding	100									130 (bbb)
Diluted shares outstanding	100									130 (ccc)

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2014
	($ in millions, except per share amounts)
	Dynegy As Reported	Debt Financing, Revolver, and Equity Offerings		Duke Midwest Acquisition		EquiPower Acquisition		Dynegy Pro Forma As Adjusted

Revenues	$1,898	$—		$1,196	(ggg)	$1,128	(gg)	$4,222
Cost of sales, excluding depreciation expense	(1,304)	—		(990	)(hhh)	(679	)(gg)	(2,973)
Gross margin	594	—		206		449		1,249
Operating and maintenance expense	(360)	—		(210	)(iii)	(159	)(ooo)	(729)
Depreciation and amortization expense	(185)	—		(81	) (jjj)	(129	)(ppp)	(395)
Gain on sale of assets, net	17	—		2	(gg)	—	(gg)	19
General and administrative expense	(80)	—		(44	)(kkk)	—	(gg)	(124)
Acquisition and integration costs	(17)	—		4	(lll)	5	(qqq)	(8)
Operating (loss) income	(31)	—		(123)		166		12
Earnings from unconsolidated investments	10	—		—	(gg)	12	(gg)	22
Interest expense	(104)	(286	)(ddd)	—	(mmm)	(2	)(rrr)	(392)
Other income and expense, net	(40)	—		1	(gg)	—	(gg)	(39)
(Loss) income from continuing operations before income taxes	(165)	(286)		(122)		176		(397)
Income tax benefit (expense)	1	—	(eee)	—	(nnn)	—	(sss)	1
Net (loss) income from continuing operations	(164)	(286)		(122)		176		(396)
Less: Net income attributable to noncontrolling interest	5	—		—	(gg)	—	(gg)	5
Net (loss) income attributable to Dynegy Inc.	(169)	(286)		(122)		176		(401)
Less: Preferred stock dividends	—	(16	)(fff)	—		—		(16)
Net (loss) income attributable to Dynegy Inc. common shareholders	$(169)	$(302)		$(122)		$176		$(417)

Basic loss per share from continuing operations available to common shareholders	$(1.69)							$(3.20)
Diluted loss per share from continuing operations available to common shareholders	$(1.69)							$(3.20)

Basic shares outstanding	100							130 (ttt)
Diluted shares outstanding	100							130 (uuu)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

a)                         Reflects the cash proceeds of $698 million from the Common Stock Offering, less $23 million of offering expenses, the cash proceeds of $400 million from the Mandatory Convertible Preferred Stock Offering, less $12 million of offering expenses, and the cash proceeds of $47 million from the issuance of common stock related to the Underwriters’ Option exercised on November 13, 2014, less $1 million in underwriters’ discounts.

b)                         Reflects the equity of $698 million from the Common Stock Offering, less $23 million of offering expenses, the equity of $400 million from the Mandatory Convertible Preferred Stock Offering, less $12 million of offering expenses, and the equity of $47 million from the issuance of common stock related to exercise of the Underwriters’ Option, less $1 million in underwriters’ discounts.

c)                          Includes the following:

•                  The cash proceeds of $5.1 billion from the Debt Issuance;

•                  Less an adjustment to reflect $58 million of financing costs related to the Debt Issuance;

•                  Less an adjustment to reflect a $17 million fee for executing the Revolver, which is 175 basis points of the additional credit of $950 million;

•                  Less an adjustment to reflect $48 million of financing costs related to a bridge financing agreement the Company entered into with a consortium of banks (the “Bridge Financing Agreement”), through which the Company could draw up to $6.4 billion in the event the Debt Issuance and/or Equity Offerings did not close.  The Bridge Financing Agreement was terminated on October 27, 2014.

d)                         Includes the $58 million of financing costs related to the Debt Issuance and the $17 million fee for executing the Revolver, as discussed in (c) above, which are capitalized within Other long-term assets.

e)                          Reflects the liability of $5.1 billion related to the Debt Issuance.

f)                           Reflects the $48 million of financing costs related to the Bridge Financing Agreement, as discussed in (c) above.

g)                          Includes the following:

•                  Historical cash of $6 million;

•                  Less the preliminary cash consideration of $2.8 billion paid for the Duke Midwest Acquisition;

•                  Plus a preliminary working capital adjustment of $13 million, which will be subject to final working capital and other adjustments;

•                  Less a payment of $16 million in nonrecurring transaction costs, comprised of legal and advisory fees related to the Duke Midwest Acquisition.

h)                         Reflects certain historical balances of the applicable Pending Acquisitions, which approximate fair value as of September 30, 2014.

i)                             Includes historical Inventory of $106 million plus an adjustment to reclassify $21 million of Emission allowances to Inventory to conform to Dynegy’s accounting policies.

j)                            Includes historical Intangible assets of $21 million adjusted to zero to reflect the impact of the purchase price allocation.

k)                         Includes historical Deferred tax assets of $33 million, Collateral assets of $84 million, and Other current assets of $17 million less a removal of $33 million of deferred tax assets that were eliminated as the Duke Midwest Acquisition is an asset acquisition.

l)                             Includes historical net property, plant and equipment of approximately $3.36 billion less an adjustment to decrease net property, plant and equipment by $674 million to reflect the estimated fair value.

m)                     Includes Other non-current liabilities of $17 and historical non-income Taxes accrued of $33 million.

n)                         Includes historical Deferred tax liabilities of $787 million and Other long-term liabilities of $21 million less a removal of $787 million of deferred tax liabilities that were eliminated as the Duke Midwest Acquisition is an asset acquisition.

o)                         Represents the net effect of the purchase price allocation and one-time adjustments, as discussed above.

p)                         Includes the following:

•                  Historical cash of $64 million;

•                  Less the preliminary cash consideration of $3.25 billion paid for the EquiPower Acquisition;

•                  Less a preliminary working capital adjustment of $63 million, which will be subject to final working capital and other adjustments;

•                  Plus the increase to Cash and cash equivalents due to restricted balances of $81 million becoming unrestricted as a result of the EquiPower Acquisition;

•                  Less the payment of $16 million in nonrecurring transaction costs, comprised of legal and advisory fees related to the EquiPower Acquisition.

q)                         Includes historical restricted cash of $81 million adjusted to reclassify the historical restricted cash balance to Cash and cash equivalents as a result of the restricted balance becoming unrestricted due to the EquiPower Acquisition as discussed in (p) above.

r)                            Includes historical Inventory of $128 million plus a reclassification of $65 million of Emission allowances to Inventory to conform to Dynegy’s accounting policies.

s)                           Includes historical Special deposits of $21 million, Deferred option premiums of $4 million, Prepayments of $19 million, Deferred income tax assets of $2 million and other current assets of $7 million plus the $4 million increase to Dynegy’s deferred tax assets as a result of the EquiPower Acquisition.

t)                            Includes historical net property, plant and equipment of $1.71 billion plus an adjustment to increase net property, plant and equipment by $2.59 billion to reflect the estimated fair value.

u)                         Includes historical Goodwill of $102 million adjusted to zero to reflect the impact of the purchase price allocation.

v)                         Intentionally left blank.

w)                       Includes historical Other assets of $11 million, Deferred financing costs of $31 million adjusted to zero to reflect the impact of the purchase price allocation, and Prepaid major maintenance of $34 million.

x)                         Includes historical Inventory financing facility of $60 million and Other liabilities of $13 million.

y)                         Includes historical current portion of debt of $156 million adjusted to zero as it was excluded from the EquiPower Acquisition.

z)                          Includes historical long-term portion of debt of $1.3 billion adjusted to zero as it was excluded from the EquiPower Acquisition.

aa)                  Includes the following:

•                  EquiPower’s historical Deferred income tax liabilities of $89 million and Other long-term liabilities of $33 million;

•                  Less an adjustment to remove EquiPower’s historical deferred income tax liabilities of $89 million;

•                  Plus the increase to the deferred tax liabilities of $1.04 billion as part of the purchase price allocation;

•                  Less the release of $1.04 billion of the deferred tax valuation allowance at Dynegy Inc., which is recorded as a non-recurring increase to income;

•                  Plus the $4 million increase to Dynegy’s deferred tax liabilities as a result of the EquiPower Acquisition

bb)                  Represents the net effect of the purchase price allocation and one-time adjustments, as discussed above.

cc)                    Includes the following:

•                  AER’s historical Revenues of $1.18 billion;

•                  Less the elimination of $19 million of revenues associated with the Put Assets as these assets were not acquired by Dynegy;

•                  Less the inclusion of $35 million in mark-to-market losses due to the elimination of AER’s cash flow hedge accounting as Dynegy did not elect to designate qualifying derivative instruments as cash flow hedges subsequent to the completion of the AER Acquisition.  Eliminating cash flow hedge accounting results in the changes in the value of derivatives being recorded through Revenue instead of through Accumulated other comprehensive income;

•                  Less the inclusion of $30 million of amortization of intangible assets related to retail capacity purchase contracts and power sales contracts as a result of the purchase price allocation recorded to intangible assets.

dd)                  Includes the following:

•                  AER’s historical Cost of sales of $903 million;

•                  Less the elimination of $17 million of cost of sales associated with the Put Assets as they were not acquired by Dynegy;

•                  Less the inclusion of $55 million of amortization of intangible liabilities related to coal and transportation contracts as a result of the purchase price allocation recorded to intangible assets.

ee)                    Includes the following:

•                  AER’s historical Operating and maintenance expense of $239 million;

•                  Less the reclassification of $26 million of allocated corporate costs to General and administrative expense to conform to Dynegy’s policy.  AER classified allocated corporate costs as Operating and maintenance expense and Dynegy classifies these costs as General and administrative expense;

•                  Less the removal of $9 million in Operating and maintenance expense associated with the Put Assets as they were not acquired by Dynegy.

ff)                      Includes the following:

•                  AER’s historical Depreciation and amortization expense of $90 million;

•                  Less the effect of the purchase accounting adjustments, which decreased depreciation expense by $63 million due to the reduction of property, plant and equipment;

•                  Less the elimination of $4 million of depreciation expense related to the Put Assets as they were not acquired by Dynegy;

•                  Less the removal of $1 million in depreciation expense associated with accretion expense for the asset retirement obligations of the Hutsonville and Meredosia plants which were not acquired by Dynegy.

gg)                    Reflects the historical amount of the AER Acquisition or the applicable Pending Acquisitions.

hh)                  Includes AER’s historical Impairment expense of $199 million adjusted to eliminate impairments recognized by AER related to the Put Assets which were not acquired by Dynegy.

ii)                          Reflects the reclassification of $26 million of allocated corporate costs from Operating and maintenance expense to General and administrative expense as discussed in (ee) above.

jj)                        Reflects the removal of $20 million of Dynegy’s Acquisition and integration costs due to the AER Transaction Agreement, which are non-recurring.

kk)                  Includes AER’s historical Interest expense of $39 million and the adjustment to reflect the impact of adjusting Genco’s $825 million in senior notes to their estimated fair value of $682 million as of December 2, 2013, resulting in increased amortization of the discount through interest expense of $16 million.

ll)                          Includes AER’s historical $120 million income tax benefit adjusted to zero as Dynegy does not expect to pay taxes in the foreseeable future, through which Dynegy would be able to recover the tax benefit.

mm)          Reflects the $3 million reversal of 20% of pro forma income statement adjustments associated with Electric Energy, Inc. (“EEI”), due to Dynegy’s indirect 80% ownership interest in EEI.

nn)                  Includes the following:

•                  An adjustment to reflect a $366 million increase in interest expense related to the $5.1 billion Debt Issuance at a weighted average interest rate of 7.18%;

•                  Plus an adjustment to reflect $4 million of the annual fee related to the unused portion of the Revolver;

•                  Plus an adjustment to reflect an $11 million increase in amortization expense related to the deferred financing costs.

oo)                  Represents the income tax benefit related to the Debt Financing and the elimination of the income tax benefit related to the Debt Financing as Dynegy does not expect to pay taxes in the foreseeable future, through which Dynegy would be able to recover the tax benefit.

pp)                  Reflects the dividends related to the $400 million Mandatorily Convertible Preferred Stock, at a coupon rate of 5.38%; dividends are paid quarterly.

qq)                  Includes historical Revenues of $1.95 billion and an adjustment to remove $57 million of revenue related to the Beckjord facility, which was excluded from the Duke Midwest Acquisition.

rr)                        Includes historical Cost of sales of approximately $1.39 billion and an adjustment to remove $41 million of cost of sales related to the Beckjord facility, which was excluded from the Duke Midwest Acquisition.

ss)                      Includes the following:

•                 Historical Operating and maintenance expense of $333 million and Property and other taxes of $28 million;

•                 Less an adjustment to reflect a $79 million reclassification to General and administrative expense to conform to Dynegy’s accounting policies;

•                 Less an adjustment to remove $21 million of operating and maintenance expense related to the Beckjord facility, which was excluded from the Duke Midwest Acquisition.

tt)                        Includes historical Depreciation and amortization expense of $146 million less an adjustment to reflect a $38 million decrease in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

uu)                  Reflects the adjustment to reclassify $79 million from Operating and maintenance expense to conform to Dynegy’s accounting policies.

vv)                  Includes historical Interest expense of $2 million adjusted to zero as the historical debt was settled prior to the Duke Midwest Acquisition.

ww)              Includes historical Income tax expense of $20 million adjusted to zero as Dynegy expects to utilize its historical net operating losses, and therefore no future tax expense is expected.

xx)                  Includes historical Operating and maintenance expense of $126 million less an adjustment to remove $7 million of historical refinancing costs related to debt that was not assumed.

yy)                  Includes historical Depreciation and amortization expense of $64 million plus an adjustment to reflect a $108 million increase in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

zz)                    Includes historical Interest expense of $83 million less an adjustment to remove $82 million of interest expense related to historical debt and mark-to-market interest rate swaps, which were settled prior to the EquiPower Acquisition.  Remaining amount represents interest expense on an inventory financing agreement.

aaa)           Includes historical $27 million Income tax benefit adjusted to zero as Dynegy does not expect to pay taxes in the foreseeable future, through which Dynegy would be able to recover the tax benefit.

bbb)           Basic loss per share includes 100 million common shares issued and outstanding as of December 31, 2013, and 22.5 million, 1.5 million, and 6 million common shares issued for the Common Stock Offering, the exercise of the Underwriters’ Option, and the EquiPower Acquisition, respectively.  The shares for the EquiPower Acquisition were based on the closing price of a share of Dynegy’s common stock on November 28, 2014 of $31.15.  The final shares issued for the EquiPower Acquisition will be based on the weighted average trading price of the 10 day trading period ending on the second business day immediately preceding the closing of the EquiPower Acquisition.

ccc)              Diluted loss per share includes 100 million common shares issued and outstanding as of December 31, 2013, and 22.5 million, 1.5 million and 6 million common shares issued for the Common Stock Offering, the exercise of the Underwriters’ Option, and the EquiPower Acquisition, respectively.  The shares for the EquiPower Acquisition were based on the closing price of a share of Dynegy’s common stock on November 28, 2014 of $31.15.  The final shares issued for the EquiPower Acquisition will be based on the weighted average trading price of the 10 day trading period ending on the second business day immediately preceding the closing of the EquiPower Acquisition.  The conversion of 4 million preferred shares issued as part of the Mandatory Convertible Stock Offering would result in an additional 12.9 million common shares outstanding; however, no adjustment for these shares is reflected in the Pro Forma Financial Information diluted earnings per share calculations as it is antidilutive.

ddd)           Includes the following:

•                  An adjustment to reflect a $275 million increase in interest expense related to the $5.1 billion Debt Issuance at a weighted average interest rate of 7.18% for nine months;

•                  Plus an adjustment to reflect $3 million for nine months of the annual fee related to the unused portion of the Revolver;

•                  Plus an adjustment to reflect an $8 million increase in amortization expense related to the deferred financing costs.

eee)              Represents the income tax benefit related to the Debt Financing and the elimination of the income tax benefit related to the Debt Financing as Dynegy does not expect to pay taxes in the foreseeable future, through which Dynegy would be able to recover the tax benefit.

fff)                 Reflects the nine months of dividends related to the $400 million Mandatory Convertible Preferred Stock, at a coupon rate of 5.38%; dividends are paid quarterly.

ggg)              Includes historical Revenues of $1.25 billion less an adjustment to remove $54 million of revenue related to the Beckjord facility, which was excluded from the Duke Midwest Acquisition.

hhh)           Includes historical Cost of sales of $1.01 billion less an adjustment to remove $24 million of cost of sales related to the Beckjord facility, which was excluded from the Duke Midwest Acquisition.

iii)                       Includes the following:

•                 Historical Operating and maintenance expense of $243 million and Property and other taxes of $27 million;

•                 Less an adjustment to reflect a $44 million reclassification to General and administrative expense to conform to Dynegy’s accounting policies;

•                  Less an adjustment to remove $16 million of operating and maintenance expense related to the Beckjord facility, which was excluded from the Duke Midwest Acquisition.

jjj)                    Includes historical Depreciation and amortization expense of $113 million less an adjustment to reflect a $32 million decrease in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

kkk)           Reflects the adjustment to reclassify $44 million from Operating and maintenance expense to conform to Dynegy’s accounting policies.

lll)                       Reflects the adjustment to remove one-time costs related to the Duke Midwest Acquisition.

mmm)     Includes historical Interest expense of $5 million adjusted to zero as the historical debt was settled prior to the Duke Midwest Acquisition.

nnn)          Includes historical $53 million Income tax benefit adjusted to zero as Dynegy does not expect to pay taxes in the foreseeable future, through which Dynegy would be able to recover the tax benefit.

ooo)           Includes historical Operations and maintenance expense of $142 million and Taxes other than income taxes of $17 million.

ppp)           Includes historical Depreciation and amortization expense of $71 million plus an adjustment to reflect a $58 million increase in depreciation expense as a result of the fair value adjustment to net property, plant and equipment, using the straight-line method of depreciation and estimated remaining useful lives of 25 years.

qqq)           Reflects the adjustment to remove one-time costs related to the EquiPower Acquisition.

rrr)                    Includes historical Interest expense of $65 million and Mark-to-market on interest rate derivative contracts of $1 million less an adjustment to remove $64 million of interest expense related to historical debt and mark-to-market interest rate swaps, which were settled prior to the EquiPower Acquisition.  Remaining amount represents interest expense on an inventory financing agreement.

sss)                 Includes historical Income tax expense of $58 million adjusted to zero as Dynegy expects to utilize its historical net operating losses, and therefore no future tax expense is expected.

ttt)                    Basic loss per share includes 100 million common shares issued and outstanding as of September 30, 2014, and 22.5 million, 1.5 million, and 6 million common shares issued for the Common Stock Offering, the exercise of the Underwriters’ Option, and the EquiPower Acquisition, respectively.  The shares for the EquiPower Acquisition were based on the closing price of a share of Dynegy’s common stock on November 28, 2014 of $31.15.  The final shares issued for the EquiPower Acquisition will be based on the weighted average trading price of the 10 day trading period ending on the second business day immediately preceding the closing of the EquiPower Acquisition.

uuu)           Diluted loss per share includes 100 million common shares issued and outstanding as of September 30, 2014, and 22.5 million, 1.5 million and 6 million common shares issued for the Common Stock Offering, the exercise of the Underwriters’ Option, and the EquiPower Acquisition, respectively.  The shares for the EquiPower Acquisition were based on the closing price of a share of Dynegy’s common stock on November 28, 2014 of $31.15.  The final shares issued for the EquiPower Acquisition will be based on the weighted average trading price of the 10 day trading period ending on the second business day immediately preceding the closing of the EquiPower Acquisition.  The conversion of 4 million preferred shares issued as part of the Mandatory Convertible Stock Offering would result in an addition 12.9 million common shares outstanding; however, no adjustment for these shares is reflected in the Pro Forma Financial Information diluted earnings per share calculations as it is antidilutive.